                     TRANSFER AGENCY AND SERVICING AGREEMENT
                              AMENDED AND RESTATED

This Transfer Agency and Servicing Agreement ("Agreement"), dated as of November 8, 2007, amended and restated April 6, 2010, is by and between RiverSource Service Corporation ("Transfer Agent"), a Minnesota corporation, and RiverSource Variable Series Trust, a Massachusetts business trust and Seligman Portfolios, Inc., a Maryland corporation, ("Registrant" or "Registrants") on behalf of the underlying series listed in Schedule A (each a "Fund" and collectively the "Funds"). The terms "Fund" or "Funds" are used to refer to either the Registrant or the underlying series as context requires. The Fund and the Transfer Agent are collectively referred to as the "parties."

In consideration of the mutual promises set forth below, the Fund and the Transfer Agent agree as follows:

1. Appointment of the Transfer Agent. The Fund hereby appoints the Transfer Agent, as transfer agent for its shares ("shares") of the Fund, and the Transfer Agent accepts such appointment and agrees to perform the duties set forth below. It is understood that all shares will be owned by insurance companies ("Insurance Companies") and held in accounts for the benefit of owners of variable life insurance policies or annuity contracts and that these insurance companies will be solely responsible for the administration and servicing of these policies and contracts.

2.   Compensation.

     (a) Except to the extent indicated otherwise in Schedule A, the Fund will compensate the Transfer Agent for the performance of its obligations under this Agreement a fee, accrued daily and payable monthly, which shall be equal to 0.06% (6 basis points) of the average daily net assets of the Fund. The fee provided for hereunder shall be paid in cash by the Fund to the Transfer Agent within five (5) business days after the last day of each period. The fee does not include out-of-pocket disbursements of the Transfer Agent for which the Transfer Agent shall be entitled to bill the Fund separately.

     (b) Any compensation jointly agreed to hereunder may be adjusted from time to time by written agreement of the parties.

     (c) Out-of-pocket disbursements shall include, but shall not be limited to, the items specified in Schedule B. Reimbursement by the Fund for expenses incurred by the Transfer Agent in any month shall be made as soon as practicable after the receipt of an itemized bill from the Transfer Agent.

     (d) Subcontractors. The Fund agrees that the Transfer Agent may subcontract for services described under this Agreement with the understanding that there shall be no diminution in the quality or level of the services as determined by the Fund and that the Transfer Agent remains fully responsible for the services. Except for out-of-pocket expenses identified in Schedule B, the Transfer Agent shall bear the cost of subcontracting such services, unless otherwise agreed by the parties. The Fund agrees that the Transfer Agent may use revenues from the Agreement to pay subcontractors for the services they provide.

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3.   Documents. The Fund will furnish from time to time such certificates, documents or opinions as the Transfer Agent deems to be appropriate or necessary for the proper performance of its duties.

4.   Representations of the Fund and the Transfer Agent.

     (a) The Fund represents to the Transfer Agent that all outstanding shares are validly issued, fully paid and non-assessable by the Fund. When shares are hereafter issued in accordance with the terms of the Fund's organizational documents, such shares shall be validly issued, fully paid and non-assessable by the Fund.

     (b) The Transfer Agent represents that it is registered under Section 17A(c) of the Securities Exchange Act of 1934. The Transfer Agent agrees to maintain the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement and to comply with all applicable laws.

5. Duties of the Transfer Agent. The Transfer Agent shall be responsible for providing or ensuring that the following services are provided:

     (a) Sale and Redemption of Fund Shares. On receipt of investment payments or redemption instructions from Insurance Companies, the Transfer Agent will process the payment or redemption, confirm all transactions, and prepare and maintain all reports and records to assure the safekeeping of the Fund's assets. All shares shall be held in book entry form, and no certificate shall be issued except as has been previously issued.

     (b) Right to Seek Assurance for Redemption of Fund Shares. The Transfer Agent may refuse to redeem shares of the Fund until it is satisfied that the requested transaction or action is legally authorized or until it is satisfied that there is no basis for any claims adverse to the transaction or action. It may rely on the provisions of the Uniform Act for the Simplification of Fiduciary Security Transfers or the Uniform Commercial Code. The Fund shall indemnify the Transfer Agent for any act done or omitted to be done in reliance on such laws or for refusing to transfer, exchange or redeem shares or taking any requested action if it acts on a good faith belief that the transaction or action is illegal or unauthorized.

     (c) Required Records. The Transfer Agent shall maintain all accounts, which shall contain all required tax, legally imposed and regulatory information; shall provide and file with federal and state agencies, all required tax and other reports; and shall create and maintain all records in accordance with all applicable laws, rules and regulations, including, but not limited to, the records required by Section 31(a) of the Investment Company Act of 1940, as amended.

     (d) The Transfer Agent shall respond to all valid inquiries related to its duties under this Agreement.

     (e) Dividends and Distributions. The Transfer Agent shall prepare and present the necessary report to the Fund's custodian regarding processing of income dividends and capital gains distributions.

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     (f)  Confirmations and Statements. The Transfer Agent shall confirm each transaction as may be required.

     (g) Reports to Fund. The Transfer Agent will provide reports pertaining to the services provided under this Agreement as the Fund may request to ascertain the quality and level of services being provided or as required by law.

     (h) Market Timing. The Transfer Agent will assist other Fund service providers as necessary in the implementation of the Fund's market timing policy, as set forth in the Fund's prospectus.

6.   Ownership and Confidentiality of Records.

     (a) General. The Transfer Agent agrees that all records prepared or maintained by it relating to the services to be performed by it under the terms of this Agreement are the property of the Fund and may be inspected by the Fund or any person retained by the Fund at reasonable times. The Fund and Transfer Agent agree to protect the confidentiality of those records.

     (b)  Regulation S-P.

          (1) In accordance with Regulation S-P of the Securities and Exchange Commission, "Nonpublic Personal Information" includes: (1) all personally identifiable financial information; (2) any list, description, or other grouping of consumers (and publicly available information pertaining to them) that is derived using any personally identifiable financial information that is not publicly available information; and (3) any information derived therefrom.

          (2) The Transfer Agent must not use or disclose Nonpublic Personal Information for any purpose other than to carry out the purpose for which Nonpublic Personal Information was provided to the Transfer Agent as set forth in this Agreement, and agrees to cause the Transfer Agent, and its employees, agents, representatives, or any other party to whom the Transfer Agent may provide access to or disclose Nonpublic Personal Information to limit the use and disclosure of Nonpublic Personal Information to that purpose.

          (3) The Transfer Agent agrees to implement appropriate measures designed to ensure the security and confidentiality of Nonpublic Personal Information, to protect such information against any anticipated threats or hazards to the security or integrity of such information, and to protect against unauthorized access to, or use of, Nonpublic Personal Information that could result in substantial harm or inconvenience to any customer of the Funds; the Transfer Agent further agrees to cause all its agents, representatives, subcontractors, or any other party to whom the Transfer Agent may provide access to, or disclose, Nonpublic Personal Information to implement appropriate measures designed to meet the objectives set forth in this paragraph.

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          (4)  With respect only to the provisions of this Section 6(b), the
               Transfer Agent agrees to indemnify and hold harmless the Fund and any officer or director of the Board of the Fund ("Board member") against losses, claims, damages, expenses, or liabilities to which the Fund, or any officer or Board member of the Fund, may become subject as the result of: (1) a material breach of the provisions of this section of the Agreement, or (2) any acts or omissions of the Transfer Agent, or of any of its officers, directors, employees, or agents, that are not in substantial accordance with this Agreement, including, but not limited to, any violation of any federal statute or regulation. Notwithstanding the foregoing, no party shall be entitled to indemnification pursuant to this Section 6(b)(4) if such loss, claim, damage, expense, or liability is due to the willful misfeasance, bad faith, gross negligence, or reckless disregard of duty by the party seeking indemnification.

7. Action by Board and Opinion of Counsel. The Transfer Agent may rely on resolutions of the Board or the Executive Committee of the Board or on opinion of counsel for the Fund.

8. Duty of Care. It is understood and agreed that, in furnishing the Fund with the services as herein provided, neither the Transfer Agent, nor any officer, director or agent thereof shall be held liable for any loss arising out of or in connection with their actions under this Agreement so long as they act in good faith and with due diligence, and are not negligent or guilty of any willful misconduct. It is further understood and agreed that the Transfer Agent may rely upon information furnished to it reasonably believed to be accurate and reliable. In the event the Transfer Agent is unable to perform its obligations under the terms of this Agreement because of an act of God, strike or equipment or transmission failure reasonably beyond its control, the Transfer Agent shall not be liable for any damages resulting from such failure.

9. Term and Termination. This Agreement shall continue in effect from year to year as the parties may mutually agree, provided that either party may terminate this Agreement by giving the other party notice in writing specifying the date of such termination, which shall be not less than 60 days after the date of receipt of such notice. In the event such notice is given by the Fund, it shall be accompanied by a vote of the Board, certified by the Secretary, electing to terminate this Agreement and designating a successor transfer agent or transfer agents. Upon such termination and at the expense of the Fund, the Transfer Agent will deliver to such successor a certified list of shareholders of the Fund (with name, address and taxpayer identification or Social Security number, if available (although such records may consist solely of variable separate accounts of affiliated and unaffiliated insurance companies)), a historical record of the account of each shareholder and the status thereof, and all other relevant books, records, correspondence, and other data established or maintained by the Transfer Agent under this Agreement in the form reasonably acceptable to the Fund, and will cooperate in the transfer of such duties and responsibilities, including provisions for assistance from the Transfer Agent's personnel in the establishment of books, records and other data by such successor or successors.

10. Amendment. This Agreement may not be amended or modified in any manner except by a written agreement executed by the parties.

11.  Miscellaneous.

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     (a)  This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable without the written consent of the other party.

     (b) This Agreement shall be governed by the laws of the State of Minnesota.

     (c) For each Fund that is organized as a Massachusetts Business Trust, a copy of the Declaration of Trust, together with all amendments, is on file in the office of the Secretary of State of the Commonwealth of Massachusetts. The execution and delivery of this Agreement has been authorized by the Trustees and the Agreement has been signed by an authorized officer of the Fund. It is expressly agreed that the obligations of the Fund under this Agreement shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Fund, personally, but bind only the assets and property of the Fund, as provided in the Declaration of Trust.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the day and year written above.

RIVERSOURCE VARIABLE SERIES TRUST
SELIGMAN PORTFOLIOS, INC.


By /s/ Patrick T. Bannigan
   ---------------------------------
   Patrick T. Bannigan
   President


RIVERSOURCE SERVICE CORPORATION


By: /s/ Lyn Kephart-Strong
    ---------------------------------
    Lyn Kephart-Strong
    President

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Transfer Agency & Servicing Agreement - Variable Series Trust and Seligman
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SCHEDULE A

                                FUNDS AND CLASSES

RiverSource Variable Series Trust is a Massachusetts business trust and Seligman Portfolios, Inc. is a Maryland corporation.

The Funds and Classes, to which this Agreement applies follow:

                                                                                     CLASSES
                                                                    -----------------------------------------
                              FUNDS                                 CLASS 1     CLASS 2   CLASS 3    CLASS 4
                              -----                                 -------   ---------   -------   ---------
RIVERSOURCE VARIABLE SERIES TRUST
Disciplined Asset Allocation Portfolios - Aggressive                   --      Class 2*      --         --
Disciplined Asset Allocation Portfolios - Conservative                 --      Class 2*      --         --
Disciplined Asset Allocation Portfolios - Moderate                     --      Class 2*      --         --
Disciplined Asset Allocation Portfolios - Moderately Aggressive        --      Class 2*      --         --
Disciplined Asset Allocation Portfolios - Moderately Conservative      --      Class 2*      --         --
RiverSource Variable Portfolio - Balanced Fund                         --         --      Class 3       --
RiverSource Variable Portfolio - Cash Management Fund               Class 1    Class 2    Class 3       --
RiverSource Variable Portfolio - Diversified Bond Fund              Class 1    Class 2    Class 3       --
RiverSource Variable Portfolio - Diversified Equity Income Fund     Class 1    Class 2    Class 3       --
RiverSource Variable Portfolio - Dynamic Equity Fund                Class 1    Class 2    Class 3       --
RiverSource Variable Portfolio - Global Bond Fund                   Class 1    Class 2    Class 3       --
RiverSource Variable Portfolio - Global Inflation Protected
   Securities Fund                                                  Class 1    Class 2    Class 3       --
RiverSource Variable Portfolio - High Yield Bond Fund               Class 1    Class 2    Class 3       --
RiverSource Variable Portfolio - Income Opportunities Fund          Class 1    Class 2    Class 3       --
RiverSource Variable Portfolio - Limited Duration Bond Fund         Class 1    Class 2       --         --
RiverSource Variable Portfolio - Mid Cap Growth Fund                Class 1    Class 2    Class 3       --
RiverSource Variable Portfolio - Mid Cap Value Fund                 Class 1    Class 2    Class 3       --
RiverSource Variable Portfolio - S&P 500 Index Fund                    --         --      Class 3       --
RiverSource Variable Portfolio - Short Duration U.S. Government
   Fund                                                             Class 1    Class 2    Class 3       --
RiverSource Variable Portfolio - Strategic Income Fund              Class 1    Class 2       --         --
Seligman Variable Portfolio - Growth Fund                           Class 1    Class 2    Class 3       --
Seligman Variable Portfolio - Large Cap Value Fund                  Class 1    Class 2    Class 3       --
Seligman Variable Portfolio - Smaller Cap Value Fund                Class 1    Class 2    Class 3       --
Threadneedle Variable Portfolio - Emerging Markets Fund             Class 1    Class 2    Class 3       --
Threadneedle Variable Portfolio - International Opportunity Fund    Class 1    Class 2    Class 3       --
Variable Portfolio - Aggressive Portfolio**                            --     Class 2**      --     Class 4**
Variable Portfolio - Conservative Portfolio**                          --     Class 2**      --     Class 4**
Variable Portfolio - Moderate Portfolio**                              --     Class 2**      --     Class 4**
Variable Portfolio - Moderately Aggressive Portfolio**                 --     Class 2**      --     Class 4**
Variable Portfolio - Moderately Conservative Portfolio**               --     Class 2**      --     Class 4**
Variable Portfolio - AllianceBernstein International Value Fund     Class 1    Class 2       --         --
Variable Portfolio - American Century Diversified Bond Fund         Class 1    Class 2       --         --
Variable Portfolio - American Century Growth Fund                   Class 1    Class 2       --         --
Variable Portfolio - Columbia Wanger International Equities Fund    Class 1    Class 2       --         --
Variable Portfolio - Columbia Wanger U.S. Equities Fund             Class 1    Class 2       --         --
Variable Portfolio - Davis New York Venture Fund                    Class 1    Class 2       --         --
Variable Portfolio - Eaton Vance Floating-Rate Income Fund          Class 1    Class 2       --         --
Variable Portfolio - Goldman Sachs Mid Cap Value Fund               Class 1    Class 2       --         --
Variable Portfolio - Invesco International Growth Fund              Class 1    Class 2       --         --
Variable Portfolio - J.P. Morgan Core Bond Fund                     Class 1    Class 2       --         --
Variable Portfolio - Jennison Mid Cap Growth Fund                   Class 1    Class 2       --         --
Variable Portfolio - MFS Value Fund                                 Class 1    Class 2       --         --
Variable Portfolio - Marsico Growth Fund                            Class 1    Class 2       --         --
Variable Portfolio - Mondrian International Small Cap Fund          Class 1    Class 2       --         --

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Transfer Agency & Servicing Agreement - Variable Series Trust and Seligman
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
                                                                                     CLASSES
                                                                    -----------------------------------------
                              FUNDS                                 CLASS 1     CLASS 2   CLASS 3    CLASS 4
                              -----                                 -------   ---------   -------   ---------
Variable Portfolio - Morgan Stanley Global Real Estate Fund         Class 1    Class 2       --         --
Variable Portfolio - NFJ Dividend Value Fund                        Class 1    Class 2       --         --
Variable Portfolio - Partners Small Cap Growth Fund                 Class 1    Class 2       --         --
Variable Portfolio - Partners Small Cap Value Fund                  Class 1    Class 2       --         --
Variable Portfolio - PIMCO Mortgage-Backed Securities Fund          Class 1    Class 2       --         --
Variable Portfolio - Pyramis International Equity Fund              Class 1    Class 2       --         --
Variable Portfolio - UBS Large Cap Growth Fund                      Class 1    Class 2       --         --
Variable Portfolio - Wells Fargo Short Duration Government Fund     Class 1    Class 2       --         --
SELIGMAN PORTFOLIOS, INC.
Seligman Capital Portfolio                                          Class 1    Class 2       --         --
Seligman Common Stock Portfolio                                     Class 1       --         --         --
Seligman Communications and Information Portfolio                   Class 1    Class 2       --         --
Seligman Global Technology Portfolio                                Class 1    Class 2       --         --
Seligman International Growth Portfolio                             Class 1       --         --         --
Seligman Investment Grade Fixed Income Portfolio                    Class 1       --         --         --
Seligman Large-Cap Value Portfolio                                  Class 1    Class 2       --         --
Seligman Smaller-Cap Value Portfolio                                Class 1    Class 2       --         --

* The single class of shares of Disciplined Asset Allocation Portfolios - Aggressive, Disciplined Asset Allocation Portfolios - Conservative, Disciplined Asset Allocation Portfolios - Moderate, Disciplined Asset Allocation Portfolios - Moderately Aggressive and Disciplined Asset Allocation Portfolios - Moderately Conservative for the purposes of this Agreement is referred to as Class 2 shares.

** There is NO transfer agency services fee for Variable Portfolio - Aggressive Portfolio, Variable Portfolio - Conservative Portfolio, Variable Portfolio - Moderate Portfolio, Variable Portfolio - Moderately Aggressive Portfolio, Variable Portfolio - Moderately Conservative Portfolio and classes they offer.

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Transfer Agency & Servicing Agreement - Variable Series Trust and Seligman
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SCHEDULE B

                             OUT-OF-POCKET EXPENSES

The Fund shall reimburse the Transfer Agent monthly for the following out-of-pocket expenses (which may be incurred by Insurance Companies):

- typesetting, printing, paper, envelopes, postage and return postage for proxy soliciting material, and proxy tabulation costs

- printing, paper, envelopes and postage for records of account, purchase confirmations, exchange confirmations and exchange prospectuses, redemption confirmations, redemption checks, and any other communication required to be sent to shareholders and variable account contract owners and policy holders

- typesetting, printing, paper, envelopes and postage for prospectuses, annual and semiannual reports, statements of additional information, supplements for prospectuses and statements of additional information and other required mailings to shareholders and variable account contract owners and policy holders

-    other expenses incurred at the request or with the consent of the Fund